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                                                                   EXHIBIT 10.13


                               FIRST AMENDMENT TO
                   FIRST AMENDED OFFICER EMPLOYMENT AGREEMENT

      This First Amendment to First Amended Officer Employment Agreement ("First Amendment") is made effective as of October 6, 2003 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company") and JOHN MELICAN ("Employee").

      A. The Company and Employee are parties to that certain First Amended Officer Employment Agreement entered into as of March 1, 2003 (the "First Amended Agreement").

      B. The Company and Employee desire to amend the First Amended Agreement pursuant to Section 15 of the First Amended Agreement, in the manner set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

      1. Services. Section 2(a) of the First Amended Agreement is hereby amended to read:

            "(a) Employee shall serve as Senior Vice President, Sales & Marketing, of the Company. Employee's duties shall be the usual and customary duties of the offices in which Employee serves. Employee shall report to such person as the Chief Executive Officer shall designate. The Board of Directors and/or the Chief Executive Officer of the Company may change employee's title, position and/or duties at any time."

      2. Compensation. Section 4(a) of the First Amended Agreement is hereby amended to read:

            "(a) The Company agrees to pay Employee a base salary at the rate of $300,000.00 per year, in equal installments in accordance with the Company's current pay schedule."

      3. Expenses and Benefits. Section 5(b) of the First Amended Agreement is hereby amended to read:

            "(b) Paid Time Off. Employee shall accrue thirty (30) days of paid time off annually. With the exception of the accrual of paid time off, all other portions of the Paid Time Off Program, as stated in the Company's Employee Handbook, as may be modified from time to time, shall govern Employee's paid time off. The time off may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. The Company reserves the right to pay Employee for unused, accrued paid time off benefits in lieu of providing time off."

      4. Termination. Sections 8(a), 8(c) and 8(d) of the First Amended Agreement are hereby amended to read:

            "(a) Termination at the Company's Convenience. Employee's employment under this First Amended Agreement may be terminated by the Company at its convenience at any time. In the event of a termination by the Company for its convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Employee that would have vested had
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Employee remained employed pursuant to this First Amended Agreement for a period of twelve (12) months from the date of such termination. In addition to the foregoing, Employee shall be entitled to Special Severance as described in
Section 19 and Incentive Payments as described in Section 20."

            "(c) Termination by Employee for Substantial Cause. Employee's employment under this First Amended Agreement may be terminated immediately by Employee for substantial cause at any time. In the event of a termination by Employee for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Employee that would have vested had Employee remained employed pursuant to this First Amended Agreement for a period of twelve (12) months from the date of such termination. In addition to the foregoing, Employee shall be entitled to Special Severance as described in Section 19 and Incentive Payments as described in Section 20. "Substantial cause" shall mean for purposes of this subsection a material breach of this First Amended Agreement by the Company."

            "(d) Termination Due to Permanent Disability. Subject to all applicable laws, Employee's employment under this First Amended Agreement may be terminated immediately by the Company in the event Employee becomes permanently disabled. Permanent disability shall be defined as Employee's failure to perform or being unable to perform all or substantially all of Employee's duties under this First Amended Agreement for a continuous period of more than six (6) months on account of any physical or mental disability, either as mutually agreed to by the parties or as reflected in the opinions of three qualified physicians, one of which has been selected by the Company, one of which has been selected by Employee, and one of which has been selected by the two other physicians jointly. In the event of a termination by the Company due to Employee's permanent disability, Employee shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) severance payments equal to Employee's then current base salary at the same rate and on the same schedule as in effect at the time of termination for a period of twelve (12) months from the date of termination; (iii) the immediate vesting of outstanding but unvested stock options held by Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; (iv) the payment of premiums owed for COBRA insurance benefits for a period of twelve (12) months from the date of termination; and
(v) no other severance. The Company shall be entitled to take, as an offset against any amounts due pursuant to subsections (i) and (ii) above, any amounts received by Employee pursuant to disability or other insurance, or similar sources, provided by the Company."

      5. Special Severance. Section 19(a) of the First Amended Agreement is hereby amended to read:

            "(a) Amount. Special Severance shall consist of (i) severance payments equal to one-half of Employee's then current base salary at the same rate and on the same payment schedule as in effect at the time of termination for a period of twelve (12) months from the date of termination; (ii) the payment of premiums owed for COBRA insurance benefits for a period of twelve
(12) months from the date of termination; and (iii) no other severance."

      6. Incentive Payments. Section 20(a) of the First Amended Agreement is hereby amended to read:

            "(a) Terms and Conditions. Incentive Payments shall be equal to one-half of Employee's then-current base salary at the rate and on the same payment schedule in effect at the time of termination for a period of twelve
(12) months from the date of termination. Incentive Payments shall be conditioned upon Employee choosing not to engage (whether as an owner, employee, agent, consultant, or in any other capacity) in any business or venture that competes with


                                       2                            John Melican
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the business of the Company or any of its affiliates. If Employee chooses to engage in such activities, then the Company shall have no obligation to make Incentive Payments for the period of time during which Employee chooses to do so."

      7. But for the amendments contained herein, and any other written amendments properly executed by the parties, the First Amended Agreement shall otherwise remain unchanged.

      IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of the date first written above.

EMPLOYEE                                       COMPANY

                                               Callaway Golf Company,
                                               a Delaware corporation


  /s/ JOHN F. MELICAN                      By:   /s/ RONALD A. DRAPEAU
-------------------------------------          ---------------------------------
John Melican                                   Ronald A. Drapeau
                                               Chairman of the Board,
                                               Chief Executive Officer


Dated:           10/30/03               Dated:           11/11/03
       ------------------------------          ---------------------------------


                                       3                            John Melican